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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 — Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

(a)
On June 5, 2013, EZCORP, Inc. delivered a blackout notice to its directors and executive officers informing them of a temporary suspension of transactions relating to the EZCORP stock fund within the EZCORP 401(k) Plan, as a result of the transition of the administration of the plan to a new service provider, and the resulting blackout restrictions imposed on the company’s directors and executive officers. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the blackout notice. The company provided the blackout notice to its directors and executive officers in accordance with Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

During the Blackout Period (as defined in the blackout notice attached as Exhibit 99.1) and for a period of two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, free of charge, the actual beginning and ending dates of the Blackout Period by submitting a request therefor to:
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Corporate Secretary
Telephone — 512-314-3400
Email — Investor_Relations@ezcorp.com
Item 9.01 — Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Blackout Notice dated June 5, 2013, as provided to directors and executive officers of EZCORP, Inc.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: June 5, 2013
By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

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